Exhibit 2.2

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT ("Escrow Agreement") dated this 5th day of June 2003, in entered into by and between HBOA Holdings, Inc. ("HBOA"), LexSys Software Corp. ("LexSys"), the shareholders of LexSys listed on the signature page hereof ("LSC Shareholders") and Adorno & Yoss, P.A., a Florida professional association (the "Escrow Agent").

                               W I T N E S S E T H

         WHEREAS, HBOA, Lexsys and the LSC Shareholders are parties to a certain Agreement and Plan of Merger executed concurrently herewith (the "Merger Agreement").

         WHEREAS, pursuant to the terms of the Merger Agreement, HBOA will issue 1,000,000 shares (the "Shares") of its common stock to the LSC Shareholders and these Shares will be held in escrow until certain conditions described herein have been satisfied;

         WHEREAS, the Escrow Agent has agreed to facilitate the receipt and distribution of the Shares upon the terms and conditions set forth in this Escrow Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereto hereby agree as follows:

         NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Establishment of Escrow

                  (a) Within ten (10) business days after the execution and delivery of this Escrow Agreement, HBOA shall deliver to the Escrow Agent a certificate representing an aggregate of One Million Shares (1,000,000) shares of Common Stock of HBOA. Such property is hereinafter referred to as the "Escrowed Property."

                  (b) During the Escrow Period (as hereinafter defined), the Escrow Agent shall not distribute the Escrowed Property except as expressly provided herein, or pursuant to any lawful order issued to the Escrow Agent by a tribunal of competent jurisdiction.

         2. Disbursements from the Escrow Account.

         The Escrow Period ("Escrow Period") shall commence with the execution of this Agreement and terminate:

                  (a) When HBOA has received audited financial statements of LexSys for the periods required by the Securities and Exchange Commission (the "LexSys Audited Financial Statements"), provided that such financial statements shall be delivered on or before July 15, 2003. In the event the Escrow Period is terminated pursuant to this Section 2(a), the Escrowed Property shall be distributed to the LSC Shareholders.

                  (b) If the auditor is not able to provide HBOA with Lexsys Audited Financial Statements by July 15, 2003, then HBOA shall, in its sole discretion, decide whether it wants to extend the escrow period for an additional time period to allow the auditors to completed the audit of LexSys's Financial Statements and it will enter into an amendment at such time.

For the purposes of this Section 2, the Escrow Agent may rely on the instructions of HBOA with respect to the distribution of the Escrowed Property.

         3. Rights, Duties and Responsibilities of the Escrow Agent. It is understood and agreed by HBOA, LexSys and the LSC Shareholders that the duties of the Escrow Agent are purely ministerial in nature. All representations, warranties and covenants made by each LSC Shareholder in this Agreement then shall be deemed made individually by each LSC Shareholder and such statements are joint and several. It is further agreed that:

                  (a) In consideration of its acceptance of the appointment as the Escrow Agent, HBOA, LexSys and the LSC Shareholders agree to indemnify and hold the Escrow Agent harmless as to any liability incurred by it to any person, firm or corporation by reason of the Escrow Agent's having accepted the same or in carrying out any of the terms hereof in accordance with such terms. HBOA, LexSys and the LexSys Shareholders agree that the Escrow Agent shall not be liable to either of them for any actions taken by the Escrow Agent pursuant to the terms hereof except for actual damages incurred for acts of gross negligence, fraud or willful misconduct by the Escrow Agent.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, the Escrow Agent shall in no case or event be liable for the failure of any of the conditions of this Agreement or for any other reason except for its own gross negligence, fraud or willful misconduct, and the Escrow Agent shall not be liable or responsible for its failure to ascertain the terms or conditions, or to comply with any of the provisions of any agreement, contract or other document filed herewith or referred to herein other than this Agreement.

                  (c) If any controversy should arise among HBOA, LexSys and the LSC Shareholder hereto or with, between or among any third person(s) with respect to the subject matter of this Agreement, or its terms or conditions, the Escrow Agent shall not be required to determine the same or take any action in the matter (unless any such controversy alleges the gross negligence, fraud or willful misconduct of the Escrow Agent), but rather, the Escrow Agent may await the settlement of any such controversy by a court of competent jurisdiction or otherwise among HBOA, LexSys and the LSC Shareholder.

                  (d) The Escrow Agent's duties hereunder are only such as are herein specifically provided, and as provided by applicable laws, and the Escrow Agent is not charged with knowledge of any duties or responsibilities in connection with any other document or agreement.

                  (e) The Escrow Agent shall not be required to institute legal proceedings of any kind. The Escrow Agent shall be fully protected in acting in accordance with any notice or written instruction given to it hereunder and reasonably believed by it to have been signed or given by the proper party. If in doubt as to its duties and responsibilities hereunder, the Escrow Agent may consult with counsel of its choice and shall be protected in any action taken or omitted in reliance upon the advice or opinion of such counsel; provided, however, the Escrow Agent shall have advised HBOA, LexSys and the LSC Shareholder as to such advice or opinion.

                  (f) The Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents or attorneys. Nothing in this Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as fiduciary or otherwise in any jurisdiction other than the State of Florida.

         4. Warranties. HBOA, LexSys and the LSC Shareholders warrant to and agree with the Escrow Agent that, unless otherwise expressly set forth in this Agreement, that:

                  (a) No party other than HBOA, LexSys and the LSC Shareholders have, or shall have, any lien, claim or security interest in the Escrowed Property or any part thereof; and

                  (b) No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrowed Property or any part thereof.

         5. Duties of Escrow Agent. The acceptance by the Escrow Agent of its duties as such under this Escrow Agreement is subject to the following terms and conditions, which all parties to this Escrow Agreement hereby agree shall govern and control with respect to the rights, duties, liabilities and immunities of the Escrow Agent:

         (a) The Escrow Agent shall not be liable for any error in judgment or mistake of law or fact, or for any action taken or omitted by it, or any action suffered by it to be taken or omitted by it, in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless the Escrow Agent shall have given its prior written consent thereto.

         (b) The Escrow Agent acts hereunder as a depositary only, and shall not be responsible for the sufficiency or accuracy, the form of, or the execution, validity, value or genuineness of any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein, nor shall the Escrow Agent be responsible or liable in any respect on account or the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property paid or delivered by the Escrow Agent pursuant to the provisions hereof. The Escrow Agent shall not be liable for any loss which may be incurred by any of the reasons set forth in this paragraph.

         (c) The Escrow Agent shall have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event by reason of which an action would or might be taken by the Escrow Agent does not exist or has not occurred, without incurring liability for any action taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

         (d) The Escrow Agent shall be indemnified and held harmless by HBOA, LexSys and the LSC Shareholder from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way directly or indirectly arises out of or relates to this Escrow Agreement, the services of the Escrow Agent hereunder, the monies or other property held by it hereunder or any such expenses or loss. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof shall be made against the other parties hereto, notify such parties thereof in writing; but the failure by the Escrow Agent to give such notice shall not relieve any party from any liability which such party may have to the Escrow Agent hereunder.

         (e) From time to time on and after the date hereof, HBOA, LexSys and the LSC Shareholders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

         (f) The Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by its giving HBOA, LexSys and the LSC Shareholders prior written notice of at least ten (10) business days. As soon as practicable after its resignation, the Escrow Agent shall turn over to a successor escrow agent appointed by HBOA, LexSys and the LSC Shareholders, jointly, all of the Escrowed Property held hereunder upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new escrow agent is so appointed within the thirty (30) day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrowed Property with any court it deems appropriate.

         (g) The Escrow Agent may consult with, and obtain advice from, legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel.

         6. Interpleader by Escrow Agent. At any time, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrowed Property or it may deposit the Escrowed Property with the clerk of any appropriate court or it may retain the Escrowed Property pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrowed Property is to be disbursed and delivered.

         7. Notices, Etc. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when (i) transmitted by facsimile with electronic confirmation of transmission received being retained by the sender, (ii) personally delivered or (iii) mailed by registered or certified mail, postage prepaid, and addressed as follows:

                           If to the Escrow Agent:
                           Adorno & Yoss, P.A.
                           700 South Federal Highway, Suite 200
                           Boca Raton, Florida 33432
                           Attn: Laura Holm, Esq.

                           If to LSC or the LSC Shareholders:


                           If to HBOA:

                           5200 NW 33rd Avenue, Suite 215
                           Fort Lauderdale, Florida 33309
                           Attn: President

         8. Entire Agreement. The parties hereto agree that this Escrow Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings between them as to such subject matter; and there are no restrictions, agreements, arrangements, oral or written, between any or all of the parties relating to the subject matter hereof which are not fully expressed or referred to herein or in the Agreements. In the event of a conflict between the terms and provisions hereof and the Extension Agreement, the terms and provisions hereof shall govern the rights, obligations and liabilities of the Escrow Agent.

         9. Waivers and Further Agreements. Any waiver of any terms or conditions of this Escrow Agreement shall not operate as a continuing waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as any other party may reasonably require in order to effectuate the terms and purposes of this Escrow Agreement.

         10. Amendments. This Escrow Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected except by an instrument in writing executed by or on behalf of the party or parties against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

         11. Assignment; Successors and Assigns. Except as specifically permitted herein, this Escrow Agreement shall not be assignable by any party without the written consent of the others. This Escrow Agreement shall be binding upon and shall insure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted assigns.

         12. Governing Law. This Escrow Agreement shall be governed by and construed and enforced in accordance with the law (other than the law governing conflict of law questions) of the State of Florida.

         13. Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which when taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed this agreement on the day and year first above written.


                                            LexSys Software Corp.

                                            By:   /s/ Charles R. Taylor
                                                  -------------------------
                                            Name: Charles R. Taylor, Jr.
                                            Its:  President


                                            HBOA Holdings, Inc.

                                            By:   /s/ Gary Verdier
                                                  -------------------------
                                            Name: Gary Verdier
                                            Its: President


                                            Adorno & Yoss, P.A.

                                            By:   /s/ Laura Holm
                                                  -------------------------
                                            Name: Laura Holm




                                            LSC SHAREHOLDERS:


                                            Charles Taylor
                                            /s/ Charles R. Taylor
                                            ------------------------

                                            Robert Cox
                                            /s/ Robert Cox
                                            ------------------------